Exhibit 3.3

            CERTIFICATE OF DESIGNATIONS, PREFERENCES
            AND RIGHTS OF PREFERRED STOCK, SERIES A,
                                OF
                  WESTCOTT PRODUCTS CORPORATION

     WESTCOTT PRODUCTS CORPORATION, a corporation organized and existing under the Delaware Corporation Laws,

                       DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors and pursuant to the provisions of Section lSl of the General Corporation Law of the State of Delaware, the Board of Directors adopted a resolution providing for the issuance of a series of Three Million (3,000,000) shares of Preferred Stock, Series A and fixing the designations, preferences and relative, participating, option or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of Westcott Products Corporation (the "Corporation"), the Corporation does hereby provide for the issuance of a series of Preferred Stock, One Cent ($.01) par value, of the Corporation to be designated "Preferred Stock, Series A", consisting of Three Million (3,000,000) shares of the Fifty Million (50,000,000) shares of Preferred Stock of the Corporation currently authorized for issuance, and to the extent that the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof are not stated and expressed in the Articles, does hereby fix and herein state and express such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows (unless otherwise expressly defined herein, all terms defined in the Articles shall have the same meaning ascribed to them in the Articles):

     (a)   Dividends.

          No cash dividends shall be paid or declared on the Preferred Stock. Any stock dividend declared and distributed shall be distributed equally and ratably thereon without preference of one share of Preferred Stock, Series A, over another even share.

     (b)   Liquidation.

          The shares of Preferred Stock, Series A shall be preferred over the shares of Common Stock and any other series of Preferred Stock as to assets so that in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock, Series A shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other series of Preferred Stock, an amount equal to One Dollars ($1.00) per share. If upon any liquidation or dissolution or winding up of the affairs of the Corporation, the amounts payable on or with respect to the Preferred Stock of the Corporation of this Preferred Stock, Series A are not paid in full, the holders of shares of the Preferred Stock, Series A of the Corporation shall share ratably in any distribution of assets according to the respective amounts payable in respect of the shares held by them upon such distribution.


     (c)   Voting.

          Except as otherwise provided herein or in the General Corporation Law for the State of Delaware, at any meeting of stockholders, the holder of shares of Preferred Stock, Series A shall be entitled to one vote for each share of Preferred Stock, Series A.

     (d)   Redemption/Conversion.

          There shall be no mandatory redemption of the Preferred Shares by the Corporation. The Corporation, upon approval by the Board of Directors shall be entitled to offer all holders of Preferred Shares the right: to redeem their shares upon the terms and conditions as set by the board of directors of the corporation. In the event the Corporation shall provide for redemption, written Notice (as defined in paragraph (h) herein) by the Corporation to redeem the Preferred Stock, Series A stating the place of redemption and the date fixed for redemption, shall be sent to holders of record of the shares of Preferred Stock, Series A at least sixty (60) days prior to the date fixed for redemption. Any shares of Preferred Stock, Series A which are redeemed as provided in this paragraph shall become treasury stock of the Corporation, which the Corporation shall not vote, directly or indirectly, and which shares shall not be counted in determining the total number of outstanding shares.

     (e)   Conversion.

          (1) Each share of Preferred Stock, Series A shall be convertible at the option of the record holder thereof at any time into one (1) share of fully paid and nonassessable share of Common Stock, $.001 par value of the Corporation for every share of Preferred Stock, Series A. The record holder shall present the certificate representing such share in person or by registered mail, return receipt requested, with postage prepaid thereon, at the office of the Corporation.

          (2) Before any holder of shares of Preferred Stock, Series A shall convert such shares into Common Stock, he shall:

               (A) surrender the certificate or certificates for such shares of Preferred Stock, Series A, which certificate or certificates if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation of in blank and shall be accompanied by funds in the amount of any tax or taxes payable or which may be payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock in a name other than that of a record holder of shares of Preferred Stock, Series A in respect: of which shares of Common Stock are issued,

               (B)   shall give Written Notice to the Corporation that he
                    elects so to convert such shares of Preferred Stock, Series A, and

               (C) shall state in writing therein the name or names in which he wishes the certificate or certificates of Common Stock to be issued.

          (3) The Corporation will, as soon as practicable after such surrender of certificates for shares of Preferred Stock, Series A, in accordance with the above provisions, issue and deliver at the office at which such certificates for shares of Preferred Stock, Series A, shall have been surrendered, to the person for whose account such shares of Preferred Stock, Series A, were so surrendered or to his nominee or nominees, certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Preferred Stock, Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion of such shares of Preferred Stock, Series A, shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of shares of Preferred Stock, Series A shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose, but the surrender of shares of Preferred Stock, Series A for conversion while such books are closed shall become effective for conversion immediately upon the reopening of such books.

          (4) The Corporation will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon conversion of any shares of Preferred Stock, Series A pursuant hereto; provided however, that the corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates of shares of Common Stock in a name other than that of the record holder of shares of Preferred Stock, Series A in respect of which such shares of Common Stock are issued.


          (5) The Corporation shall, at all times during which shares of Preferred Stock, Series A may be converted as aforesaid, reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, Series A, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock, Series A from time to time outstanding, and shall take such action as may from time to time be necessary to assure that such shares of Common Stock will be, when issued upon conversion of Preferred Stock, Series A, fully paid and nonassessable.

     (f)  Special Notice.  In case:

          (1) The Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or

          (2) Of any reclassification of the Common Stock of the Corporation {other than a subdivision or a combination of its outstanding shares of Common Stock), of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or of the sale or transfer of all or substantially all the assets of the Corporation; or

          (3) Of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then the Corporation shall cause to be mailed to the holders of Preferred Stock, Series A at their addresses as they shall appear on the stock register of the Corporation at least ten (10) days prior to the record date specified in {X) below or twenty {20) days before the date specified in (Y) below, a Written Notice stating the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

(g)  Restriction on Certain Corporation Action.

     (1) Except as hereinafter provided, so long as any shares of Preferred Stock, Series A are outstanding, the Corporation shall not, without the consent of the holders of at least two-thirds of the number of shares of Preferred Stock Series A at the time outstanding (or such larger proportion as may at the time be required by law or by the Articles), given in person or by proxy, either in writing with or without a meeting or by vole at the annual meeting of stockholders of the Corporation called for the purpose, amend, alter or repeal any provision of this Statement of Designations, Preferences and Rights so as to affect adversely the rights, powers or preferences set forth herein with respect to Preferred Stock, Series A or the holders thereof.

     (2) So long as any shares of Preferred Stock, Series A are outstanding, the Corporation shall not purchase, redeem or otherwise acquire for value any shares of Preferred Stock or of any other stock of the Corporation ranking on a parity with the Preferred Stock, Series A in respect of dividends or distribution of assets upon liquidation during the continuance of any default in the redemption of shares of Preferred Stock, Series A without the consent, given in person or by proxy, either in writing, with or without a meeting, or by vote at an annual meeting of stockholders of the Corporation, or at any special meeting of stockholders of the Corporation, called for the purpose, of the holders of at, least a majority of the number of shares of Preferred Stock, Series A present in person, or by proxy, at such meeting, provided that a quorum, consisting of the holders of at least a majority of the then outstanding shares of Preferred Stock, Series A, is present.

     (3) The Corporation shall not, without the consent of the holder of at least two-thirds of the number of shares of Preferred Stock, Series A at the time outstanding {or such larger proportion as may at the time be required by law or by the Articles), given in person or by proxy, either in writing with or without a meeting or by vote at the annual meeting of stockholders of the corporation or at any special meeting of stockholders of the Corporation or at any special meeting of stockholders of the Corporation called for the purpose, (x) issue any common stock in the Corporation, or (y) issue any series or class of preferred stock of the Corporation having a preference in respect of dividends or distribution of assets upon liquidation ranking greater than the Preferred Stock, Series A, or (z) issue any series or class of preferred stock of the Corporation having a preference in respect of dividends or distribution of assets upon liquidation ranking pari passu with the Preferred Stock, Series A (whether any such class or series of preferred stock of the Corporation is authorized to be issued by the Articles on the date of original issuance of the Preferred Stock, Series A, including any authorized but unissued shares of the Preferred Stock currently authorized for issuance by the Articles, or whether subsequently authorized by amendment of the Articles); provided that nothing in this paragraph (g)(3) shall limit or restrict the issuance by the Corporation of any class or series of preferred stock of the Corporation ranking junior or subordinate to the rights and preferences of the Preferred Stock, Series A as to dividends and as to any distribution of assets of the Corporation upon liquidation.

     (4) So long as any shares of Preferred Stock, Series A are outstanding, the Corporation shall not, without the consent of the holders of at least two-thirds of the number of shares of Preferred Stock, Series A at the time outstanding, given in person or by proxy, either in writing with or without a meeting or by vote at the annual meeting of stockholders of the Corporation called for the purpose, amend, alter or repeal any provision of the By-laws of the Corporation.

     (5) Any action specified in this paragraph (g) as requiring the consent of the holders of at least a specified proportion of the number of shares of Preferred Stock, Series A at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by the Articles, as amended from time to time, or by law.

(h)  Written Notice.

     For all purposes, a Written Notice shall mean any notice or communication required or permitted herein with respect to the Preferred Stock, Series A and, except where. by other provisions hereof, receipt of a particular Written Notice is specifically required for that Written Notice to be deemed to be a sufficient Written Notice, shall be deemed to be sufficiently given (1) when personally delivered; (2) when given pursuant to the Articles; or {3) by registered or certified mail, return receipt requested, when deposited in the U.S. Mail, correct postage prepaid: (i) if to the corporation, addressed to Westcott Products Corporation, 230 Westcott, Houston, Texas 77007 marked for the attention of "Secretary", or to such other or different address as the Corporation may by written Notice designate, or (ii) if to any holder of shares, the address appearing on the stock register maintained or provided for by the Corporation for the Preferred Stock, Series A.

     IN WITNESS WHEREOF, WESTCOTT PRODUCTS CORPORATION has caused this Statement to be signed by Warren E. Clark, its President, and its corporate seal to be hereto affixed and attested by Michael L. Kowalski, its Secretary, this 31st day of July, 1986.



                              WESTCOTT PRODUCTS CORPORATION


                              by:  /s/Warren E. Clark
                              -----------------------------
                              Warren E. Clark, President

Michael L. Kowalski
------------------------------
MICHAEL L. KOWALSKI, Secretary

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